UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2006

RIVERBED TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33023	03-0448754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Second Street

San Francisco, CA 94107

(415) 247-8800

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 26, 2006, Riverbed Technology, Inc. closed the initial public offering of shares of its common stock. Riverbed sold 9,990,321 shares of common stock, which number of shares included the underwriters’ exercise in full of their option to purchase up to 1,290,321 shares to cover over-allotments, and 100,000 shares of common stock were sold by the selling stockholder named in Riverbed’s Registration Statement on Form S-1 (File No. 333-133437).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

DATE: September 27, 2006	By:	/s/ Randy S. Gottfried
Randy S. Gottfried
Chief Financial Officer